EXHIBIT 99.1

Date May 15, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel Debuts TMOS Display Prototypes at SID’s DisplayWeek 2008

The Woodlands, TX (May 15, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that it will showcase its TMOS display prototypes at SID’s DisplayWeek 2008, to be held May 19 through 23, marking the company’s first public demonstration of the TMOS flat panel display prototypes.

Specifically, UniPixel will demonstrate its TMOS displays using Frustrated Total Internal Reflection (FTIR) as the means for transmitting light to the display viewer leveraging a polymer Micro-Electronic Mechanic System (MEMS) implementation—a unique approach to building displays that the company has pioneered.

At SID, UniPixel will unveil three TMOS display platforms, each developed for specific market applications. These include enunciator display systems that can be used for simple image and icon systems; dot-matrix display systems that can be used for alpha-numeric displays; and thin film transistor (TFT) systems that can be used in all types of electronic display products, ranging from cell phones to televisions.

“In recent months, we have made a significant amount of progress in the development of our TMOS display prototypes—most notably achieving fully functional TFT video capabilities and the development of our Opcuity™ film used to create our polymer Microelectronic Mechanical Systems (MEMS) implementations. We are pleased with the success to date and we will continue to improve on our TMOS display performance including high brightness and low power consumption,” noted Mr. Reed Killion, President and CEO of UniPixel.

The initial prototypes have been designed to show the functionality of TMOS systems and its commonality with existing TFT production processes for manufacturing partners.  The prototypes are in the process of being optimized relative to their optical performance potential.  UniPixel believes that as it continues to make rapid advances with TMOS that it will soon produce production-aligned systems that demonstrate the enhanced brightness, improved picture quality and low power consumption capabilities that it offers in comparison to other display technologies — all while offering the potential to significantly reduce costs. The TMOS display prototypes demonstrate full optical and electro-mechanical performance that will support fully functional video capabilities applicable to cell phones, notebooks, TVs and other applications. The company will also provide presentations specific to realizing the potential and advantages over non-TMOS display alternatives that will provide UniPixel’s partners with the opportunity to improve the performance of their systems, while reducing the manufacturing cost of their products using their existing production facilities.

In addition, UniPixel will demonstrate the capabilities of its Opcuity films, a key material component that UniPixel will supply to its display manufacturing partners. This will include the recently announced Opcuity FPR, which provides finger print resistance, anti-glare and scratch resistance as a top layer for any touch screen system.

Uni-Pixel’s management and engineering teams will present the following at SID:

“A Better Way to Build Displays”, Reed Killion, President and CEO

Investor’ Conference, Wednesday, May 21, 9:30 a.m.

During his presentation, Mr. Killion will provide an overview of UniPixel’s TMOS display technology relative to LCD technology and how the similarities and differences create a unique opportunity for LCD producers to transition to TMOS. The company will discuss its business model and how it can enable the flat panel display industry to realize significant performance improvements for its products while reducing cost and increasing margins for panel producers. UniPixel is the sole provider of TMOS solutions for the industry and is uniquely positioned as a licensor and materials supplier to enable commercialization without the need for significant amounts of invested capital in new production facilities or infrastructure. Mr. Killion will present how all of this combines into a better way to build displays.

“Transitioning an LCD Fab to TMOS Production”, Jim Tassone, CFO

Exhibitors’ Forum, Tuesday, May 20 at 10:45 a.m.

Mr. Tassone will provide an overview on how UniPixel’s TMOS display technology is designed to leverage existing LCD fabrication systems for production of TMOS panels.  TMOS panel production can provide existing manufacturers the means to produce higher performing display solutions featuring enhanced brightness, improved picture quality, low power consumption, full motion picture capabilities and flexible design in capabilities while reducing costs. The company plans to license TMOS to display manufacturers for commercial production providing the licensees with competitive product advantages and the opportunity to realize higher margins.

“Time-Multiplexed Optical Shutter (TMOS) Technologies and Advances, Dan Van Ostrand, Vice President, Research & Development,

Paper #69.1, Friday, May 23 from 10:40 a.m.-12:00 p.m.

Mr. Van Ostrand will discuss the concepts of Time Multiplexed Optical Shutter (TMOS) technology, the operational principle of an innovative Frustrated Totel Internal Reflection (FTIR) display system. Advantages and advances offered by this technology will be presented.

“Luminous Uniformity of Slab Waveguide-based Transmissive Display Systems, Martin Selbrede, Chief Research Scientist,

Paper P97, Thursday, May 22 from 4:00-7:00 p.m.

Slab waveguides exploiting edge-injected light enable light-recycling backlights or provide total internal reflected light to displays.  High luminous uniformity requires detuning pixel efficiencies, mirroring waveguide edges and increasing waveguide thicknesses to extend ray transits. Mr. Selbrede will analyze the methods for retaining high luminous uniformity in thinner waveguides.

Understanding Gamma Correction for High Dynamic Range Displays”, Martin Kykta, Ph.D.

Paper P42, Thursday, May 22 from 4:00-7:00 p.m.

Mr. Kykta will discuss the gamma correction that is required for a display to have linear gray scales over a dynamic range of two orders of magnitude or greater. The correction that is required is the DICOM gray scale display function which is consistent with a modified Steven’s Law.

Press Conference & Press Briefings with UniPixel at SID

SID’s DisplayWeek 2008 will be held May 19-23 in Los Angeles, Calif. In addition to showing its TMOS displays at Booth# 911, Uni-Pixel will also hold a press conference on Tuesday, May 20 at 11:15 a.m. in the SID press room (153B/C Concourse), as well as a press briefing on Wednesday, May 21 at 11:00 a.m. in a private meeting room within the Los Angeles Convention Center. Media interested in attending the press briefing or press conference to see UniPixel’s TMOS displays firsthand and learn about the company’s plans for licensing TMOS to today’s leading display manufacturers for commercial production of TMOS displays in its existing manufacturing infrastructures, should contact Stacey Voorhees via e-mail at stacey@savvypublicrelations.net or call 925-336-9592.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

Note to Editors:  Photos Available Upon Request.